Exhibit 5.1
[Vinson & Elkins LLP Letterhead]
January 29, 2010
Eagle Rock Energy Partners, L.P.
16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
Ladies and Gentlemen:
     We have acted as counsel for Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Eagle Rock Energy Finance Corp., a Delaware corporation (“Eagle Rock Energy Finance”), and certain of the Partnership’s subsidiaries with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:
(1)	common units representing limited partner interests in the Partnership (the “Common Units”);

(2)	partnership securities representing limited partner interests or additional equity interests in the Partnership (the “Partnership Securities”);

(3)	warrants to purchase Common Units, Partnership Securities or Debt Securities (as defined below) (the “Warrants”);

(4)	rights to purchase Common Units, Partnership Securities, Warrants or Debt Securities (as defined below) the “Rights,” and together with the Warrants, the “Subscription Securities”); and

(5)	debt securities, which may be co-issued by Eagle Rock Energy Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by the Partnership’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”).
     The Common Units, Partnership Securities, Warrants, Rights, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     We have examined (i) the Registration Statement, including the Prospectus, (ii) the form of Senior Indenture (the “Indenture”) filed as an exhibit to the Registration Statement, (iii) the First Amended and Restated Agreement of Limited Partnership of the Partnership, (iv) the Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, (v) other formation documents and agreements, of Eagle Rock Energy Finance and the Subsidiary Guarantors and (vi) such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement to the Prospectus; (vi) one or more Prospectus Supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (vii) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (ix) a definitive warrant agreement, right agreement or similar agreement with respect to any Subscription Securities will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (x) any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xi) the Subsidiary Guarantors are duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization; (xii) the form and terms of any Partnership Securities, Debt Securities, Guarantees and Subscription Securities, the issuance, sale and delivery thereof by the Partnership, Eagle Rock Energy Finance and the Subsidiary Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership and Eagle Rock Energy Finance, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; and (xiii) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.
     Based upon and subject to the foregoing, we are of the opinion that:
(1)	With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable.

(2)	With respect to the Partnership Securities, when (i) the Partnership has taken all necessary action to approve the issuance such Partnership Securities, the terms of the offering thereof and related matters and (ii) the Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Partnership Securities will be validly issued, fully paid and non-assessable.

(3)	With respect to the Subscription Securities, when (i) the Partnership and Eagle Rock Energy Finance, as applicable, have taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement or similar agreement approved by the Partnership and Eagle Rock Energy Finance, as applicable, and upon payment of any consideration therefor provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Partnership and Eagle Rock Energy Finance, as applicable, then the Subscription Securities will constitute valid and legally binding obligations of the Partnership and Eagle Rock Energy Finance, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(4)	With respect to the Debt Securities, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Partnership, Eagle Rock Energy Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and, if applicable, the related Guarantees, the terms of the offering thereof and related matters, and (iii) such Debt Securities and, if applicable, the related Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Eagle Rock Energy Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and, if applicable, the related Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Eagle Rock Energy Finance and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Eagle Rock Energy Finance and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.
     The opinions expressed herein are qualified in the following respects:
(1)	We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4)	This opinion is limited in all respects to federal laws, the laws of the State of Texas, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Texas, the State of Delaware and of the United States.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
          Very truly yours,
          /s/ Vinson & Elkins L.L.P.